As Filed with the Securities and Exchange Commission on June 21, 2013       File No.333-185174

FORM S-1/A/8

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOP TO BOTTOM PRESSURE WASHING, INC.
(Exact name of registrant as specified in its charter)
Florida	2842	20-4939098
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6371 Business Boulevard, Suite 200

Sarasota, Florida  34240

(941) 926-9700

(Address and telephone number of principal executive offices)

Douglas P. Zolla

6371 Business Boulevard, Suite 200

Sarasota, Florida  34240

(941) 926-9700

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer.☐	Accelerated filer. ☐
Non-accelerated filer. ☐ (Do not check if a smaller reporting company)	Smaller reporting company. ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered[1]	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock par value $0.01	1,400,000	$0.10	$140,000	$19.10
Total	1,400,000		$140,000	$19.10

[1] The selling security holders are offering a maximum of 1,400,000 shares of common stock, with no minimum number of shares to be sold.

[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

Link to Table of Contents

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

TOP TO BOTTOM PRESSURE WASHING, INC.

The Securities Being Offered by Selling Security Holders of Top To Bottom Pressure Washing, Inc.

 Are Shares of Common Stock

Shares offered by Security Holders:  1,400,000

The selling security holders named in this prospectus are offering to sell Top To Bottom Pressure Washing, Inc. shares of Top To Bottom Pressure Washing, Inc.’s, (“TTB”) common stock through this prospectus and we deem them “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

TTB qualifies as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act which became law in April, 2012, and, therefore, will be subject to reduced public company reporting requirements. For further information, read the “JUMPSTART OUR BUSINESS STARTUPS ACT” section beginning on page 19. The Company is currently a small operational company.  We believe that since we have included information in our prospectus that we will consider a merger, acquisition or business combination that we should identify ourselves as a “blank check” company. Nonetheless, we intend to focus on operating businesses that have their primary operations located in Sarasota, Florida. The Securities and Exchange Commission (“SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.  As a blank check company we are subject to the requirements of Rule 419 of the Securities Act of 1933.  Purchasers of shares of stock in a blank check company should be aware that there is a high risk involved in the purchase of shares in a blank check company.  For additional information regarding the sale of shares by the selling security holders you will find further disclosure in the section entitled "Plan of Distribution” herein.

TTB common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.10 per share for the duration of the offering or until the stock is listed on the OTCBB or other exchange then the selling security holders may sell at the prevailing market price or at privately negotiated prices.  A trading market will be available if our stock becomes listed on a trading exchange.

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made, selling security holders must sell their shares at the fixed price of $0.10 per share.  In the event management files an application with FINRA for a quotation and we are cleared by FINRA for quotation, then the selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the SEC; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

TTB is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of TTB common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Link to Table of Contents

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.10	$140,000
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Top To Bottom Pressure Washing, Inc.,	-0-	-0-

The date of this prospectus is       , 2013

Link to Table of Contents

Dealer Prospectus Delivery Instructions

Until                , 2013 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Link to Table of Contents

Link to Financial Statements

PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Top To Bottom Pressure Washing, Inc., (“Us,” “We,” “Our,” "TTB,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Company is organized as a “C” corporation under the laws of the State of Florida.   As a “blank check” company, we have operated as a pressure washing business since our inception in May of 2006, and continue to do so.  We will consider a merger, acquisition or business combination if an appropriate target company is found.  The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through its current business operations as well as a possible business combination with a business to increase shareholder value. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Because the Company will not restrict its potential candidate target companies to any specific business, industry or geographical location, the impact of the seasonality of any given business or industry cannot be anticipated.

The analysis of new business opportunities will be undertaken by or under the supervision of Michael J. Daniels, our Secretary/Treasurer, and Douglas P. Zolla, Jr. our President and our only officers. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

a)

Potential for growth, indicated by new technology, anticipated market expansion or new products;

b)

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

c)

Strength and diversity of management, either in place or scheduled for recruitment;

d)

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

e)

The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

f)

The extent to which the business opportunity can be advanced;

g)

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

h)

Other relevant factors.

 In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant's limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The methods we will use to find a business combination target will be limited to the present contacts of our officers, directors and shareholders.  We will not seek the services of any outside party to assist in the process locating a target for a business combination.  We will not solicit potential investors to complete any business combination.  If we cannot complete a business combination utilizing a stock for stock transaction then we will proceed with our present business model to continue to move our pressure washing business forward. In addition, our officers will not participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months from the closing of this offering.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the opportunity, and the relative negotiating strength of the Registrant and the target company.  We will not seek any acquisition, merger or other business combination that will require us to pay any cash.  Any business combination completed by our company will be a stock for stock transaction only.

Link to Table of Contents

Link to Financial Statements

The Registrant will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Registrant. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all, or a majority of, the Registrant's directors may resign and one or more new directors may be appointed without any vote by stockholders.  We will not complete any transaction where any of our shareholders will have their stock positions reduced below their present holdings.

In the case of an acquisition, merger or other business combination the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. Florida statutes, Title XXXVI Section 607.1101 et seq. provide that we are not required to put any acquisition, merger or business combination to the shareholders for a vote of approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such cost to be approximately $15,000. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We will not pay any finder’s fees in cash or through the issuance of shares regarding any business combination that may occur.  We will not compensate any officer, director or other person such as a shareholder as a condition to which a target company must agree. We will not be seeking to enter into a business combination with a company in which our present management and majority shareholders have any interest in either directly or indirectly.  We will not be using the services of any promoters, investor relations firms regarding contact with any potential business combination target companies.

Present management has had a firm policy of completing a registration statement for the present shareholders since the agreement to purchase the present operational company.  This policy was to prevent the sale of unregistered shares by the current shareholders. Additionally, the current majority shareholders have not registered their shares to prevent the use of these shares in the market to inflate the price of our stock in the event the company seeks to file a Form 211 Application under Rule 15c2-11 under the 1934 Securities and Exchange Act, as amended.

Management will not change through a Board of Directors meeting or through a proposal to the current shareholders to change the policy of not paying any finder’s fees in cash or through the issuance of shares regarding any business combination that may occur.  Nor will we modify or change our policy regarding whether we enter into a business combination with a company in which our present management and majority shareholders have any interest in either directly or indirectly.  We do not see any circumstances under which this policy would change.

Financial Statements of Other Entities

In addition to presenting its own financial statements we will be required to present up to three years of financial statements of other entities to complete any acquisition, merger or business combination.  We will provide the current shareholders with a copy of the audited financial statements of any company that we believe we would propose a business combination with.  We will not complete a business combination with any company where we would not gain 100% interest in the company with which a business combination would occur.

We have not established a minimal value to be required of a potential target.  Present management believes that it must exercise good business judgment when analyzing potential target companies.  Immediate value of a target company may be difficult to assess based on a given technology it may have or is developing.  We will attempt to convey to our shareholders what we see as the potential of a target company including the risks associated with the target company and any business combination will require a majority shareholder approval.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered Corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities

Link to Table of Contents

Link to Financial Statements

extremely difficult and complex.  Our Officers and Directors will be responsible for locating potential target companies.  In addition, our Officers and Directors will perform the due diligence they believe necessary prior to presentation to the shareholders.  We will not use the services of any outside company or consultant to seek out target companies.  Since we will be trying to locate only those companies that we can complete a deal with on a stock for stock basis we will not be seeking or soliciting prospective investors.  The company will not use any public electronic means to solicit or seek potential target companies.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the time required to conduct an initial public offering. The time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance (a registration statement requires financials current within 135 days of the effectiveness of the registration statement, year-end audits are required annually and an opinion letter for a registration can go stale---which could result in multiple audits and opinion letters on a large filing which may take over a year for effectiveness. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. This would include audited financial statements, description of business, officer and director information and MD & A. In addition, once an acquisition is complete 10-Q’s have to be filed quarterly, 10-K’s annually and 8-K upon the occurrence of any material change. Depending upon the size of the company these costs could easily reach into the hundreds of thousands of dollars. Once deemed a Shell Company, Rule imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The following are the requirements set forth under Rule 419 regarding the completion of a transaction as a blank check company.

If we engage in a registration statement offering, our securities for sale as a blank check company, or with a company that would still be considered a shell company or blank check company, will require registration subject to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, we would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require registration under the Securities Act, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

1)

Deposit and investment of proceeds.  All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

(i)

Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

(ii)

Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iii)

Deposited proceeds shall be invested in one of the following:

(A)

An obligation that constitutes a “deposit”, as that term is defined in section

Link to Table of Contents

Link to Financial Statements

3(l) of the Federal Deposit Insurance Act;

(B)

Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(4) of Rule 2a-7 under the Investment Company Act:

(C)

Securities that are direct obligations of, or guaranteed as to principal or interest by, the United States.

(iv)

Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this rule.  IF funds held in the escrow or trust account are released to a purchase of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release.  If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

(v)

The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into escrow or trust account.

2)

Deposit of securities.  All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

All securities issued in connection with the offering, whether or not for cash consideration and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance.  The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Warrants, convertible securities or others derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; Provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

3)

Release of deposited and funds securities.

i)

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least Eighty percent (80%) of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

The following are the terms of the offering as included in our escrow agreement.  Each purchaser has the right to receive information regarding an acquisition, including the requirement that pursuant to Rule 419(c) of the 1933 Securities Act Amended that purchasers must confirm in writing that investment in the securities registrant.

Terms of the offering. The terms of the offering must provide, and the Company must satisfy, the following conditions.

Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

Link to Table of Contents

Link to Financial Statements

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

The acquisition(s) meeting the criteria set forth in paragraph 4.1 of this section will be consummated if a sufficient number of purchasers confirm their investments; and

If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

Conditions for release of deposited securities and funds. Funds held in the escrow or trust account may be released to the Initial Shareholders and securities may be delivered to the purchasers or other registered holder identified on the deposited securities only at the same time as or after:

The escrow agent or trustee has received a signed representation from the Company, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs 4.1 and 4.2 of this section have been met; and

Consummation of an acquisition(s) meeting the requirements of paragraph 4.2.3 of this section.

The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 4.

Conditions for return of deposited securities and funds.  If a consummated acquisition meeting the requirements Section 4 has not occurred by a date 18 months after the effective date of the initial registration statement,

The funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

The securities held in the escrow or trust account shall be returned by first class mail or equally prompt means to the Initial Shareholders within five business days following that date.

Our officers, directors and beneficial stockholders, have no intention of engaging in any public transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any public transactions in our Common Stock by will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our stockholders, would not be available to us.

Link to Table of Contents

Link to Financial Statements

The Corporation
Our Business

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc. (“TTB”).

Since inception on May 25, 2006, Top To Bottom Pressure Washing, Inc. has engaged in the operation of a pressure washing company for both residential and commercial properties. As a “blank check” company, we will continue to do business as usual within Sarasota and the surrounding areas.

Top To Bottom Pressure Washing, Inc. will continue to rely on its experience to try to be competitive in the marketing of its expertise of pressure washing both residential and commercial locations.  Specializing in pressure washing concrete, sidewalks and curbs, homes, lania and pool cages. We believe that because we use personnel experienced as home specialists for the home and business we may have a competitive advantage. Due to recession that began in 2007 we have seen a fluctuation in the number of clients utilizing our Pressure Washing options. We believe we can increase our market share due to the quality of our work; however, there is no guarantee we will be able to do so. By analyzing the advertising of other competitive companies, we know that a low price advertising campaign for us will not be successful because competition has brought the pricing of our type of services to essentially the same price.  We believe that by concentrating our efforts on the quality of our work while providing for cost effectiveness we can grow and expand our business however there is no guarantee that we will be successful at achieving growth and expansion. Our Sarasota office is our sole location and our efforts at expansion are focused solely on gaining additional market share for this location through a concentrated advertising effort.

While our key person has over twelve (12) years’ experience in this business, we do believe that we have a competitive advantage as a result of this experience on smaller projects. Our competitors have personnel with more experience that may place us at a disadvantage with larger projects. Due to the number of competitors that have entered our target market, experience has become less of a competitive advantage.  Being in a market segment with a high number of competitors makes any investment in our Company a high risk.

We do compete with many local pressure washing businesses such as Ocean Image Pressure Washing, TC Pressure Washing and Nu-Look Pressure Cleaning and Home Services.  These firms have experienced personnel, years in business, capitalization, and a reputation that make it difficult for us to compete with.  As a result of such competition, we will concentrate our efforts on trying to more fully develop the personal relationship approach to our business to try to differentiate our company while utilizing a personal touch.

Our State of Organization

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc.

Top To Bottom Pressure Washing, Inc., as a “blank check” company, was incorporated on June 1, 2012 under the laws of the State of Florida.  Our principal address is 6371 Business Boulevard, Suite 200, Sarasota, Florida  34240.  Our phone number is (941) 927-9700 mobile or (941) 907-8481 office.

The Offering
Number of Shares Being Offered

We are offering to sell up to 1,400,000 shares of common stock at the fixed price of $0.10 per share for the duration of the offering or until such time as the stock is listed on the OTCBB or other exchange at which time the selling security holders may then sell at the prevailing market price or at privately negotiated prices.

Number of Shares Outstanding After the Offering	5,900,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

Link to Table of Contents

Link to Financial Statements

Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We may or may not seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). Management has made no decision as to whether to seek a listing and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a listing. No assurance can be given that our common stock will be approved for quotation on the OTCBB even if we make application to the OTCBB. Selling security holders, as underwriters, must sell their shares at $0.10 per share for the duration of this offering or until the stock is listed on the OTCBB or other exchange and then they may sell their shares at prevailing market prices or at privately negotiated prices.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3, including the special risks we face as a “blank check” company, before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock. If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

The Results of the Three Months Ended March 31, 2013 and 2012, respectfully.

For the Three Months ended March 31,
	2013 (Unaudited)	2012 (Unaudited)
Balance Sheet
Total Assets	$ 16,380	$ 2,547
Total Liabilities	$ 10,471	-
Stockholder’s Equity	$ 5,909	$ 2,547
Statement of Operations
Revenues	$ 12,945	$ 17,090
Total Expense	$ 12,440	$ 20,749
Net Income (Loss)	$ 505	$ (3,659)

The Results of the Years Ended December 31, 2012 and 2011, respectfully.

For the Years ended December 31,
	2012 (Audited)	2011 (Audited)
Balance Sheet
Total Assets	$ 11,750	$ 6,206
Total Liabilities	$ 10,346	-
Stockholder’s Equity	$ 1,404	$ 6,206
Statement of Operations
Revenue	$ 54,165	$ 72,015
Total Expense	$ 58,967	$ 72,523
Net Income (Loss)	$ (4,802)	$ (508)

Link to Table of Contents

Link to Financial Statements

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus, but also the special risks we face as a blank check company. Before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred both profits and losses from inception while realizing our revenues and we may never generate substantially more revenues or be profitable in the future. This offering is being conducted in compliance with Rule 419 promulgated under the Securities Act.

Risks Relating to Our Business

We have voluntarily chosen to register as a blank check company and the impact of the costs associated with this status may cause you to lose all or part of your investment.

Blank check companies have a greater burden for disclosure and reporting under the 1933 Securities Act, as amended and the 1934 Securities and Exchange At, as amended.  The costs of this additional reporting and the impact it may have on potential companies for a business combination may cause a purchaser of share in our company to lose part or all of their investment.

Economic events have adversely impacted our business and results of operations and may continue to do so.

Many parts of the world including the United States are currently in a recession and we believe that these weak general economic conditions will continue through the end of 2014 and most likely beyond. The ongoing impacts of the housing crisis, high unemployment and the rising prices of replacement equipment may further exacerbate current economic conditions that impact our business. As the economy struggles, our clients may become more apprehensive about the economy and/or related factors, and may reduce their level of discretionary spending. A decrease in spending due to lower consumer discretionary income or consumer confidence in the economy could impact the amount they spend thereby decreasing our revenues and negatively affecting our operating results. Additionally, we believe there is a risk that if the current negative economic conditions persist for a long period of time and become more pervasive, consumers might make long-lasting changes to their discretionary spending behavior on a more permanent basis.

The current recession has continued to negatively impact the economy and our industry.

While we had a small increase from continuing operations there is no guarantee that we will continue to see revenue increases or net income.  If the economic environment deteriorates further, or is prolonged, resulting in a continued recession our revenues and our net incomes may be negatively impacted.

Changing discretionary spending patterns and general economic conditions could reduce our client traffic which would have an adverse effect on our revenues.

Purchases of our services are discretionary for our clients and, therefore, we are susceptible to economic slowdowns. In particular, our services cater primarily to clients that have discretionary disposable income. We believe that the vast majority of our revenues are derived from middle class families that must budget more closely than those with more disposable income. Accordingly, we believe that our business is particularly susceptible to any factors that cause a reduction in disposable income. We also believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail.

The future performance of the U.S. economy and global economies are uncertain and are directly affected by numerous global and national factors, in addition to other factors that are beyond our control. These factors, which also affect discretionary consumer spending, include among other items, international, national, regional and local economic conditions, disposable consumer income, consumer confidence, terrorist attacks and the United States’ participation in military actions. We believe that these factors have adversely impacted our business and, should these conditions continue, worsen or be perceived to be worsening or should similar conditions occur in the future, we would expect them to continue to adversely impact our business.

Many of the services we offer, and the markets in which we operate are cyclical and competitive. The depressed state of the housing, construction, and home improvement markets could continue to adversely affect demand and pricing for our services.

Historically, demand for the services we offer has been closely correlated with residential construction of new homes and, to a lesser extent, home maintenance. New residential construction activity remained substantially below average historical levels in 2012 and so did demand for the services we offer. There is significant uncertainty regarding the timing and extent of any recovery in such construction activity and resulting service demand levels as we move into 2013. Demand for new residential construction is

Link to Table of Contents

Link to Financial Statements

influenced by seasonal weather factors, mortgage availability and rates, unemployment levels, household formation rates, domestic population growth, immigration rates, residential vacancy and foreclosure rates, demand for second homes, existing home prices, consumer confidence, and other general economic factors.  We believe the demand for our services are directly related to the construction and home maintenance/repair industries.

Our growth depends on our ability to expand and operate profitably.

A substantial majority of our historical growth has been due to a thriving economy. When comparing fiscal 2012 to fiscal 2011, revenues were flat due to the continued recession.  Our ability to expand is dependent upon a number of factors, some of which are beyond our control, including but not limited to our ability to:

•

find clients with disposable income;

•

competition;

•

consumer trends;

•

general international, national, regional and local economic conditions.

•

our ability to execute our business strategy effectively;

•

develop additional sources of marketing that are within our budgetary constraints;

•

raise, borrow or have available an adequate amount of money for expansion costs;

•

to successfully promote our services and compete in the market in which we are located.

We are reviewing our business model to determine whether we should consider looking for additional trucks and equipment for potential future long term work. Adding additional trucks and equipment with additional crews would allow for the expansion of the business.  Typically, there has been a “ramp-up” period of six to nine months before an independent specialty business can achieve its targeted level of performance. This “ramp-up” period, however, could be longer if the weak economic environment continues. The delay in achieving targeted level of performance is usually due to higher operating costs caused by start-up and other temporary inefficiencies associated with opening a new service fleet such as lack of market familiarity and acceptance should we enter new markets.

We may not be able to attract enough clients because potential clients may be unfamiliar with our company or our services might not appeal to them. As a result, the operating results generated with additional crews and equipment may not equal the operating results generated with our existing truck. In the event we choose to expand the service fleet we may even operate at a loss, which could have a significant adverse effect on our overall operating results.

Our existing senior personnel, management systems, financial controls, information systems and other systems and procedures may be inadequate to support any expansion, which could require us to incur substantial expenditures that could adversely affect our operating results.

Our company may not be able to compete successfully with other companies offering the same or equivalent services and, as a result, we may not achieve our projected revenue and profitability targets.

If our company is unable to compete successfully with other businesses in our existing market, we may not achieve our projected or historical revenue and profitability targets. Our industry is intensely competitive with respect to price, quality of service, location, and whether our services are strictly offered at the client’s location or commercial property. We compete with national chains and independently owned pressure washing businesses for clients, qualified management and other staff. Compared to our business, our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the market where our business is located or may be located should we choose to expand.

Our success depends in part upon the continued growth of the popularity of pressure washing.

Shifts in consumer preferences away from these types of services could materially adversely affect our operating results. The pressure washing services are characterized by the continual introduction of new start-up companies and are subject to rapidly changing consumer preferences, restrictions in gated communities and purchasing habits. Our success depends in part on our ability to anticipate and respond to changing consumer preferences, as well as other factors affecting our industry, including new market entrants and demographic changes.

Continued expansion by our competitors could prevent us from realizing anticipated benefits from growth in our existing fleet service revenue.

Our competitors have opened many businesses in recent years and a key element of our strategy is to expand our sales in our existing market. If we overestimate demand for our services or underestimate the popularity of our competitors, we may be unable to

Link to Table of Contents

Link to Financial Statements

realize anticipated revenues from expansion in our current market. Similarly, if one or more of our competitors expand their fleet services in our existing or anticipated markets, revenues from our fleet services may be lower than we expect. Any unanticipated slowdown in demand due to industry growth or other factors could reduce our revenue and results of operations, which could cause our revenue to decline substantially.

If we discover material weaknesses in the financial reporting of prior management it may cause us to restate our financial statements in the event such weaknesses are determined to not be acceptable to financial reporting requirements.

When new management took control on May 30, 2012 it had the responsibility to review the internal controls over financial accounting.  While this review of material weaknesses is ongoing, if we discover any weaknesses that could cause us to have to restate our financial statements, this could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the profits of past operations.

Taxing authorities may select to audit our federal, state and/or local tax returns from time to time, which may result in tax assessments and penalties that could have an adverse effect on our results of operations and financial condition.

We are subject to federal, state and local taxes in the U.S. Although we believe that our tax reporting is reasonable, if any taxing authority disagrees with the positions taken by the Company on its tax returns, we could have additional tax liabilities, including interest and penalties, which, if material, could have an adverse impact on our results of operations and financial condition.

We may experience higher operating costs, including increases in employee salaries, wages and benefits, which will adversely affect our operating results if we cannot increase our prices to cover them.

If we increase the compensation or benefits to our employees, we will have an increase in our operating costs. If we are unable or unwilling to increase our prices or take other actions to offset increased operating costs, our operating results will suffer. Factors that may affect the salaries and benefits that we pay to our future employees include local unemployment rates and changes in minimum wage and employee benefits laws. Other factors that could cause our operating costs to increase include fuel prices, cost of gas and electricity, occupancy and related costs, maintenance expenditures and increases in other day-to-day expenses. In addition, various proposals that would require employers to provide health insurance for all of their employees are being considered from time-to-time in the U.S. Congress and various states. The imposition of any requirement that we provide health insurance to all employees could have an adverse effect on our operating performance.

Increases in the minimum wage could increase our labor costs. For example, under the Federal Minimum Wage Act of 2007, on July 24, 2009, the federal minimum wage increased to $7.25 per hour. The 2013 minimum wage in Florida is $7.79 per hour, effective January 1, 2013. For details, see Section 24, Article X of the State Constitution and Section 448.110, Florida Statutes.  If we are unable to offset the increased labor costs by increasing our prices or by other means, this could have a material adverse effect on our business and results of operations.

Our operating results may fluctuate significantly due to the nature of our business and these fluctuations make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business.

Our business is subject to fluctuations that may vary greatly depending upon the region in which our particular service is located. These fluctuations can make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In addition, in the past we have incurred, and in the future are likely to incur, a net loss in the fourth quarter due to the nature of our business, with revenues generally being less in the fourth quarter primarily due to our clients spending less on our services during the holiday period.

Our results of operations are affected by a variety of factors, including increased competition, and have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future.

Our results of operations have fluctuated significantly in the past and can be expected to continue to fluctuate significantly in the future. Our results of operations are affected by a variety of factors, including:

•

the timing of business openings by competitors;

•

changes in consumer preferences;

•

general economic conditions;

•

government regulation; and

•

actions by our competitors.

Link to Table of Contents

Link to Financial Statements

Our area of service is located in a region that is susceptible to severe unemployment conditions. As a result, declining employment in this area could affect our business, resulting in fewer client phone calls and appointments and otherwise have a material adverse impact on our business. It is our belief that you should not rely on our past results of operations as being indicative of the future.

Negative factors or publicity surrounding our industry could adversely affect consumer choice, which could reduce sales and make our business less valuable.

It is our belief that our competitive strengths include the quality of our employees, which includes our President and management team.  Therefore we believe that adverse publicity relating to these factors or other similar concerns affects us more than it would competitors that compete primarily on other factors. Any shifts in consumer preferences away from the specialty services we offer such as pressure cleaning of homes, driveways, sidewalks and curbs, whether because of negative publicity or an improving economy, would make our business less appealing and adversely affect our revenues. Adverse changes involving any of these factors could further reduce our client contact and/or impose practical limits on pricing, which could further reduce our revenues and operating income.

We depend upon clients that want to use the services of a professional pressure washing service that specializes in the cleanliness of their property, which subjects us to the possible risk of a shortage of clients during periods of high unemployment.

Our ability to maintain consistent business depends in part upon our ability to acquire new clients. Our inability to gain new clients during periods of high unemployment could increase our costs and could cause a slowdown in business with our services or temporarily close. If we temporarily close our business, we may experience a significant reduction in revenue during the time affected by the closure and thereafter, as our clients may change their habits of professional pressure washing we risk permanent closure. We have no long-term contracts to provide our services to any large group or organization which could provide a stable client base.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to Top To Bottom Pressure Washing, Inc. and other names and marks used by our business, which could adversely affect the value of the ‘Top To Bottom’ brand.

We have not registered the “Top To Bottom Pressure Washing, Inc.” mark used by our business as a trade name in Florida or any state or the United States Patent and Trademark Office. The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

We occupy our business under a month to month rental and we may be unable to renew our rental at the landlord’s discretion.

Our business is located in rented premises. Our current rent is on a month to month basis. If we are unable to maintain our business space rental, we may close or relocate our business, which could subject us to relocation costs and risks, and could have a material adverse effect on our business and results of operations. For example, closing our business, even during the time of relocation, will reduce the sales that the business would have contributed to our revenues. Additionally, the revenue and profit, if any, generated at a relocated business may not equal the revenue and profit generated at the existing location.

Any new indebtedness may adversely affect our financial condition, results of operations, limit our operational and financing flexibility and negatively impact our business.

Any revolving credit facility, and other debt instruments we may enter into in the future, may have negative consequences to the Company, including but not limited to the following:

•

our ability to obtain financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

•

we may use a substantial portion of our cash flows from operations to pay interest on any new indebtedness, which will reduce the funds available to us for operations and other purposes;

•

our level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•

our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

•

Our level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect that we will depend primarily upon our operations to provide funds to pay our expenses and to pay any amounts that may become due under any new credit facility and any other indebtedness we may incur. Our ability to make these payments

Link to Table of Contents

Link to Financial Statements

depends on our future performance, which will be affected by various financial, business, economic and other factors, many of which we cannot control.

We could face labor shortages that could slow our growth and adversely impact our ability to operate our business.

Our success depends in part upon our ability to motivate and retain the existing qualified service technicians necessary to keep pace with our anticipated increase in sales and meet the needs of our existing business. A sufficient number of qualified individuals of the requisite caliber to fill these positions may be in short supply. Any future inability to recruit and retain qualified individuals may delay our ability to increase the sales at our business. Any such delays, any material increases in employee turnover rate or any widespread employee dissatisfaction could have a material adverse effect on our business and results of operations.

We depend on the services of key a key executive, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our senior executives, Michael J. Daniels and Douglas P. Zolla are important to our success because they are instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities and arranging any necessary financing. Losing the services of Mr. Daniels or Mr. Zolla could adversely affect our business until a suitable replacement could be found. Mr. Michael J. Daniels and our President, Mr. Douglas P. Zolla are not bound by employment agreements with us. We do not maintain key person life insurance policies on any of our executives.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place. Our officers are not involved with subsequent blank check companies similar to our company.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

The fact that we are a blank check company makes compliance reporting obligations as a public company more likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. We estimate that it will cost approximately $15,000 annually to maintain the proper management and financial controls for our filings.  In addition, as a public company we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, so that our management can certify as to the effectiveness of our internal controls and our independent registered public accounting firm can render an opinion on the effectiveness of our internal controls over financial reporting, which requires us to document and test the design and operating effectiveness of our internal controls over financial reporting. If our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot render an unqualified opinion on the effectiveness of our internal controls over financial reporting, or if material weaknesses in our internal controls are identified, or if we fail to comply with other obligations imposed by the Sarbanes-Oxley Act rules relating to corporate governance matters, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

Link to Table of Contents

Link to Financial Statements

No dividends were declared during 2012 and 2011.  We have not paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 1,400,000 shares of common stock, being registered for sale by the selling stockholders. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

If we fail to continue to comply with the listing requirements of the OTCBB, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTCBB. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTCBB’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Our stock price will be extremely volatile.

The trading price of our common stock will be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our stock.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered are being offered by our existing security holders. We have not retained an underwriter to assist in offering the common shares. Our security holders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 1,000,000,000 shares of common stock, of which 5,900,000 shares of common stock are issued and outstanding as of May 30, 2013. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Since our securities are subject to penny stock rules you may have difficulty selling your shares.

Our shares of common stock are “penny stocks” and are covered by Section 12(g) of the 1934 Securities and Exchange Act which imposes additional sales practices which requires broker/dealers who sell Top To Bottom Pressure Washing, Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements.  For sales of our securities a broker/dealer must make a special suitability determination and receive from its client a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

Our Amended and Restated Articles of Incorporation provide for one class of blank check preferred stock solely at the discretion of the Board of Directors.

Our Board of Directors may, at its sole discretion, issue stock from our authorized blank check preferred class.  Shareholders do not have any control regarding the issuance of any shares from this class and may be adversely affected by any such issuance or subsequent sale in the form of dilution, voting, and value of their shares.  The preferred shares may also be issued with preferences or rights that may adversely affect the holders of our common stock.

Link to Table of Contents

Link to Financial Statements

Since our Secretary/Treasurer, Michael J. Daniels, as also our Chief Financial Officer, and controlling shareholder, there may be a conflict of interest for Mr. Daniels for our company and his other business interests.

Our Secretary/Treasurer is our Chief Financial Officer and our controlling shareholder.  Mr. Daniels has Four million shares (4,000,000) which is approximately Sixty-eight percent (68%) of the issued and outstanding shares. Mr. Daniels has the ability to control all business matters and he has clients from his consulting business that may cause a conflict with his acting independently regarding our company.  Such a conflict of interest would likely cause investors to lose all or part of their investment.

At the present time our Officers and Directors provide their services on an unpaid basis and may not be able to continue their services without pay.

Since our company is not currently operating with earnings and cash flows to support officers and director salaries, Mr. Daniels, our Secretary/Treasurer works approximately ten to fifteen (10-15) hours a week on an unpaid basis.  If and when the company has increased its operations to support salaries, Mr. Daniels will be compensated at the rate of $26,000 per year, which compensation will be adjusted annually based on individual performance and performance of the Company.    Mr. Zolla is currently working approximately forty-five to fifty (45-50) hours per week and is being compensated at the rate of an annual salary of $13,000 with monthly bonuses. Revenues and earnings, as well as sufficient cash flow, will be considered when determining when salaries or additional bonuses may be available to our Officers and Directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Mr. Daniels and monthly bonus for Mr. Zolla.  Until then, there is a risk that our Officers and Directors may need to find work elsewhere to supplement their income, distracting them from our operations resulting in poor quality control and a loss of clients and business.

Top To Bottom, Inc. is an Emerging Growth Company as defined under the Jumpstart Our Business Startups Act.

An “emerging growth company” is an issuer whose initial public offering was or will be completed after Dec. 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

•

The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

•

The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

•

The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

As an Emerging Growth Company our investors could suffer the loss of their investment in the event of a downturn of the economy, the loss of one or more of the Officers or Directors, broad market fluctuations, or revenues and operating results falling below our expectations.

Link to Table of Contents

Link to Financial Statements

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could”, “may”, “should”, and words or phrases of similar meaning. They may relate to, among other things:

•

a reduction in consumer and/or business spending in our market due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, events or occurrences affecting the securities and/or financial markets, occurrences affecting our common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors;

•

risks relating to the business industry and our business, including competition, changes in consumer tastes and preferences, risks associated with expanding our business, increases in energy costs, demographic trends, traffic patterns, weather conditions, independent contractor availability, benefits and cost increases, litigation judgments or, government regulation, our ability to maintain adequate financing facilities, our liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

•

public health issues, including, without limitation risks relating to the spread of pandemic diseases;

•

legal proceedings and regulatory matters; and

•

other risks detailed in “Risk Factors” herein and in our reports filed from time to time with the SEC.

Additionally, our ability to expand our business is dependent upon various factors, such as the availability of capital on favorable terms, the ability to obtain various government permits and licenses, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,400,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.   As a “blank check” company we will not receive any proceeds from the sale of the common stock offered through this prospectus.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Each of the selling security holders paid $500 for their shares, or approximately $0.01 per share.  Selling at the offering price of $0.10 per share provides a small profit which we believe is a fair return on their investment.  Among other factors considered were:

•

Our six (6) full year’s operating history,

•

Our current share book value; and

•

Our management expertise.

Link to Table of Contents

Link to Financial Statements

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,400,000 of the 5,900,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.10 per share for the duration of the offering or until the stock is quoted on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. As a “blank check” company, we will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, Officer or other material relationship to the Company within last three years[4]
				If All Shares sold[2]	If No shares sold[3]
Soren Asadov	50,000	0.81%	50,000	0%	0.81%
Catherine A. Bradaick [5,13]	50,000	0.81%	50,000	0%	0.81%	Domestic Partner of Douglas P. Zolla
JoAnne L. Bradaick[13]	50,000	0.81%	50,000	0%	0.81%
Kristen Bradaick [6,13]	50,000	0.81%	50,000	0%	0.81%
Paul J. Bradaick [6,13]	50,000	0.81%	50,000	0%	0.81%
Larry Chapman	50,000	0.81%	50,000	0%	0.81%
William Eckert [7]	50,000	0.81%	50,000	0%	0.81%
Lynnette J. Harrison[14]	50,000	0.81%	50,000	0%	0.81%
William B. and Belvey Harrison[14]	50,000	0.81%	50,000	0%	0.81%
William B. and Wilma J. Harrison[14]	50,000	0.81%	50,000	0%	0.81%
Heather Hedrick[12]	50,000	0.81%	50,000	0%	0.81%
Donald and Catherine Hejmanowski, JTWROS[15]	50,000	0.81%	50,000	0%	0.81%
Leo and Shirley Hejmanowski[15]	50,000	0.81%	50,000	0%	0.81%
Deborah Igoe [7]	50,000	0.81%	50,000	0%	0.81%
Mark and Deborah Kepes	50,000	0.81%	50,000	0%	0.81%
Martin J. Mink	50,000	0.81%	50,000	0%	0.81%
Kristi Montas	50,000	0.81%	50,000	0%	0.81%
Marisu Neel [8]	50,000	0.81%	50,000	0%	0.81%
Jerry Neel, Jr.[8]	50,000	0.81%	50,000	0%	0.81%
Lydia Patton [9]	50,000	0.81%	50,000	0%	0.81%
William H. Patton[9]	50,000	0.81%	50,000	0%	0.81%
John Paquette	50,000	0.81%	50,000	0%	0.81%
Evan Scutero [11]	50,000	0.81%	50,000	0%	0.81%
Joseph and Ruth Scutero[11]	50,000	0.81%	50,000	0%	0.81%
James F. Strauser	50,000	0.81%	50,000	0%	0.81%
Jennifer Thomas[10]	50,000	0.81%	50,000	0%	0.81%
Patrick A. Thomas[10]	50,000	0.81%	50,000	0%	0.81%
Karen Wolfson	50,000	0.81%	50,000	0%	0.81%
Totals:	1,400,000	23%	1,400,000	0%	23%

1 On June 1, 2012 the Board of Directors approved a conversion of one of the limited liability shares into 50,000 shares of common stock.  The original one hundred eighteen (118) limited liability shares were all converted into common stock.

[2] The percentage of shares held in the event the Selling Security Holders sell all of their 1,400,000 shares offered in the Offering.

[3] The percentage held in the event the Selling Security Holders sell none of their 1,400,000 shares offered in the offering.

[4] The family members listed above as shareholders are all of legal age who live distantly separate and apart from their parents and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by anyone.

[5] Catherine A Bradaick and Douglas P Zolla are domestic partners.  Accordingly, each is deemed to be the beneficial owners of their partner’s shares

[6] Paul J. and Kristen Bradaick are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.

[7] William Eckert and Deborah Igoe are husband and wife.  Accordingly, each is deemed to be beneficial owners of their spouse’s shares

[8] Jerry and Marisu Neel are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.

[9] Lydia Patton and William H. Patton are husband and wife.  Accordingly, each is deemed to be the beneficial owns of their spouse’s shares.

[10] Patrick and Jennifer Thomas are husband and wife.  Accordingly, each is deemed to be the beneficial owners of their spouse’s shares.

[11] Evan Scutero is the son Joseph Scutero and is of legal age, lives separately and apart from his parents and has sole and dispositive rights over the disposal of his shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by his parents.

[12] Heather Hedrick is the daughter of Donald and Catherine Hejmanowski and is of legal age, lives separate and apart from her parents and has sole and dispositive rights of her shares, and the voting rights attached thereto and is not directly or indirectly influenced or controlled by her parents.

13 JoAnne L. Bradaick is the mother of Catherine A. and Paul J. Bradaick and Mother-in-law of Kristen Bradaick. Catherine, Paul and Kristen are of legal age, live separately and apart from their parents and have sole and dispositive rights over the disposal of their shares and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by their parents.

[14] William B. and Wilma J. Harrison are the parents of Lynnette J. Harrison and William B Harrison II and the in-laws of Belvey D. Harrison.  Lynnette, William II, and Belvey are of legal age, live separately and apart from their parents and have sole and dispositive rights over the disposal of their shares and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by their parents.

[15] Donald and Catherine Hejmanowski are the son and daughter-in-law of Leo and Shirley Hejmanowski. Donald and Catherine are of legal age, live separately and apart from his parents and have sole and dispositive rights over the disposal of their shares and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by his parents.

As a “blank check” company all of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions.   Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made (and we are cleared for quotation), selling security holders must sell their shares at the fixed price of $0.10 per share.  Should a trading market develop on an exchange, selling security holders may sell at the prevailing market price.  If we file a successful application with FINRA and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum,

Link to Table of Contents

Link to Financial Statements

or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the Secretary/Treasurer, Michael J. Daniels and our President, Douglas P. Zolla.  Each individual had specific knowledge of the Company’s operation that was given to them personally by our Officers.  Each individual is considered educated and informed concerning investments such as the $500 investment in our Company.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. As a “blank check” company, the selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

As a “blank check” company, the sales price to the public is fixed at $0.10 per share for the duration of the offering or until the stock is listed on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. We may or may not apply to have our common stock traded on the OTCBB.  Should we choose not to apply a public market for our common stock may never materialize.

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

All securities issued in connection with the offering, whether or not for cash consideration and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance.  The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Warrants, convertible securities or others derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; Provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

Twenty-eight (28) of the Thirty (30) individual security holders invested $500 each for the purchase of their shares, for a total investment of $14,000 for those twenty-eight investors.  Our President, Douglas P. Zolla, who is not a selling security shareholder, invested a total of $5,000 for the shares he acquired. Our Secretary/Treasurer Michael J. Daniels, who is not a selling security holder, invested a total of $40,000 for the shares he acquired. Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

Link to Table of Contents

Link to Financial Statements

As of May 30, 2013, we have expended approximately $11,319 of the estimated $13,019 cost of this offering. Of the offering costs expended so far we have spent monies for accounting fees, PCAOB audit fees, stock transfer agent fees and our filing fee with the SEC.  We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are deemed underwriters as defined in the 1933 Securities Act, as amended, and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

•

Not to engage in any stabilization activities in connection with our common stock;

•

Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

The following are the requirements set forth under Rule 419 regarding the completion of a transaction as a blank check company:

If we engage in a registration statement offering, our securities for sale as a blank check company, or with a company that would still be considered a shell company or blank check company, will require registration subject to Rule 419 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities and Exchange Commission has adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement offering of our securities for sale before we complete a business combination with an operating company, we would be considered a blank check company within the meaning of Rule 419 and any sales of the stock issued in the offering would require registration under the Securities Act, furthermore, the registered securities and the proceeds from an offering subject to Rule 419 require the following:

2)

Deposit and investment of proceeds.  All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

(i)

Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

(ii)

Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

(iii)

Deposited proceeds shall be invested in one of the following:

(A)

An obligation that constitutes a “deposit”, as that term is defined in section 3(l) of the Federal Deposit Insurance Act;

Link to Table of Contents

Link to Financial Statements

(B)

Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(4) of Rule 2a-7 under the Investment Company Act:

(C)

Securities that are direct obligations of, or guaranteed as to principal or interest by, the United States.

(iv)

Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this rule.  IF funds held in the escrow or trust account are released to a purchase of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release.  If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

(v)

The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this rule, exclusive of interest or dividends, as those proceeds are deposited into escrow or trust account.

3)

Deposit of securities.  All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

All securities issued in connection with the offering, whether or not for cash consideration and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance.  The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law.  No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder.

Warrants, convertible securities or others derivative securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; Provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

(e) Release of Deposited Funds Securities. ---

1)

Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least Eighty percent (80%) of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment disclosing the entire transaction.

The following are the terms of the offering as included in our escrow agreement.  Each purchaser has the right to receive information regarding an acquisition, including the requirement that pursuant to Rule 419(c) of the 1933 Securities Act Amended that purchasers must confirm in writing that investment in the securities registrant.

Terms of the offering. The terms of the offering must provide, and the Company must satisfy, the following conditions.

Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If

Link to Table of Contents

Link to Financial Statements

the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

The acquisition(s) meeting the criteria set forth in paragraph 4.1 of this section will be consummated if a sufficient number of purchasers confirm their investments; and

If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

Conditions for release of deposited securities and funds. Funds held in the escrow or trust account may be released to the Initial Shareholders and securities may be delivered to the purchasers or other registered holder identified on the deposited securities only at the same time as or after:

The escrow agent or trustee has received a signed representation from the Company, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs 4.1 and 4.2 of this section have been met; and

Consummation of an acquisition(s) meeting the requirements of paragraph 4.2.3 of this section.

The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 4.

Conditions for return of deposited securities and funds.  If a consummated acquisition meeting the requirements Section 4 has not occurred by a date 18 months after the effective date of the initial registration statement,

The funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

The securities held in the escrow or trust account shall be returned by first class mail or equally prompt means to the Initial Shareholders within five business days following that date.

Our officers, directors and beneficial stockholders, have no intention of engaging in any public transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in the Company no longer being defined as a blank check issuer. Any public transactions in our Common Stock by will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 of the Securities Act and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14A of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our stockholders, would not be available to us.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Mr. Daniels has over thirty-five (35) years of business experience.  He has been involved in start-up companies as well as companies needing an experienced executive to help the business gain market share and reduce expenses to increase profits.  His skills

Link to Table of Contents

Link to Financial Statements

working with financial professionals such as C.P.A.’s, accountants and P.C.A.O.B. Auditors provide us with the ability to keep our internal controls over financial accounting consistent with the requirements of Regulation S-K Item 308, Internal Control Over Financial Reporting.

Mr. Zolla had been a business owner for over nine (9) years. Mr. Zolla had been the owner/ majority shareholder in the small business that he had owned; He was the President and majority Shareholder of Zolla Roofing, Co. Zolla Roofing, Co. started as a one (1) man corporation expanding to fifteen (15) full-time employees that removed and replaced shingle roofs.  The corporation expanded its services to new building construction.  His skills in managing the employees and crews will provide the Company insight for expansion.  In addition, Mr. Zolla has experience in daily business operations and developing business models for a successful business operation.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Michael J. Daniels	66	Secretary/Treasurer/Chairman of the Board of Directors[1]
Douglas P. Zolla	41	President [2]

[1] This is the third directorship held by Mr. Daniels in a company that has filed a registration statement or any public company.  Mr. Daniels became Secretary/Treasurer/Chairman of the Board of Directors subsequent to his purchase of stock in the company on May 30, 2012. Mr. Daniels was the Secretary/Treasurer/Chairman of the Board of Directors of Quality WallBeds, Inc., until his resignation on December 15, 2012.  He is also currently Secretary/Director of ChinAmerica Andy Movie Entertainment Media Co. (CAME), formally known as Court Document Services, Inc., a company fully reporting with the SEC.

[2] This is the first position as an Officer in a public company for Mr. Zolla.

Background of Executive Officers and Directors

- Michael J. Daniels has served as our Secretary/Treasurer and Chairman of the Board of Directors since we acquired control of the business on May 30, 2012.  Mr. Daniels was former President/Treasurer and Chairman of the Board of Directors of Quality WallBeds, Inc. (QWBI k/n/a Sichuan Leaders Petrochemical Company: SLPC).  Mr. Daniels resigned his positions on December 15, 2012.  He is also currently Secretary/Director of ChinAmerica Andy Movie Entertainment Media, Co. (OTCBB:CAME) formerly known as Court Document Services, Inc., a company fully reporting with the SEC.  Mr. Daniels has worked as a business owner and consultant for the last ten (5) years for 5 Dogs Inc. and Cheetah Consulting, Inc.  Mr. Daniels holds a B.A. in Management from Webster University.  As a business owner and consultant he was responsible for conducting due diligence on various businesses from determining the value of a private business to negotiating the purchase of a business.  Once he acquired a business he was responsible for all employee hiring and training; instituting accounting procedures; compliance with all state and federal regulations, if any; and advertising.  It is Mr. Daniels’ skills in business management that we believe made him an ideal fit for this company.  Mr. Daniels will work 15 hours per week for the company and provides consulting services on an ongoing basis to his prior clients.

- Douglas P. Zolla has served as our President since November 9, 2012. Mr. Zolla had been a small business owner/President for more than nine (9) years for Zolla Roofing, Co. He was the primary salesperson, who handled contractor agreements, scheduled all crews, handled the customer service; he managed the 1099 contractors who worked with the Company.   Mr. Zolla was responsible for the maintenance of all equipment.  He has been the primary consultant for A Great Handyman LLC in Florida for the last four (4) years. He will work whatever number of hours required by the business for the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of January 30, 2013, and our Officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Link to Table of Contents

Link to Financial Statements

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Michael J. Daniels 6371 Business Boulevard, Suite 200 Sarasota, Florida 34240	4,000,000	4,000,000	68%	68%
Common Stock	Douglas P. Zolla 6371 Business Boulevard, Suite 200 Sarasota, Florida 34240	500,000	500,000	9%	9%
Common Stock	All Executive Officers and Directors as a Group	4,500,000	4,500,000	77%	77%
[1] The percentages assume that all of the shares being offered in this registration are sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 1,000,000,000 shares of common stock, $0.01 par value per share, of which 5,900,000 shares are issued and outstanding.  This prospectus is offering 1,400,000 of our issued and outstanding shares, which are held by the selling security holders.  Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have 1,400,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Pursuant to the legal opinion of Harrison Law, P.A., all of the issued and outstanding shares of common stock being registered in this registration statement are duly authorized, fully paid, validly issued, and non-assessable.  Harrison Law, P.A.’s legal opinion regarding the issued and outstanding common stock appears elsewhere as an exhibit to this prospectus.

Preferred Stock

Our Amended and Restated Articles of Incorporation authorize the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.  No preferred blank check stock has been defined or issued as of January 30, 2013.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Link to Table of Contents

Link to Financial Statements

Dividend

No dividends have been paid since our incorporation on May 26, 2006. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,400,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, to act as our transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

Drake and Klein, CPAs, now known as DKM Certified Public Accountants, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. DKM Certified Public Accountants’ report is given based on their authority as an expert in accounting and auditing.  DKM Certified Public Accountants has provided audited financials for Top To Bottom Pressure Washing, Inc., for December 31, 2012 and December 31, 2011.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has an indirect interest in the Company.  Ms. Harrison is the spouse of our Secretary/Treasurer and majority shareholder, Michael J. Daniels, and she is providing the legal opinion on the validity of our common stock.  Accordingly, she is the beneficial owner of Mr. Daniels stock in the event of his death.  .

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XV, Section 3, permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, Officers, and controlling persons of Top To Bottom Pressure Washing, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top

Link to Table of Contents

Link to Financial Statements

To Bottom Pressure Washing, Inc., (“TTB”). As a blank check” company, the company was organized to pressure wash at the direction of clients, and continues to do so.  The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources, as well as the sale of stock in the company.  In the event the company chooses to sell stock it will file a Form D with the Securities and Exchange Commission and prepare a private placement memorandum for distribution to accredited investors. Management believes that it does have a fiduciary responsibility to its shareholders and under specific circumstances, those that will create additional shareholder value, the Company will consider a merger, acquisition, roll-up or other business combination to increase shareholder value.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

DESCRIPTION OF BUSINESS

Business Development

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc (“TTB”). As a “blank check” company, we have operated as a pressure washing business since our inception in May of 2006, and continue to do so.

With six (6) years of operation, the business has had profits and losses during our six (6) years in business.  Top to Bottom currently sells to the public at large.  We are in a commercial building that leases a cubicle space comprising approximately 100 square feet.  The office is located with numerous other businesses.

Mr. Joel Beetham developed the business model for Top To Bottom Pressure Washing capitalizing on his expertise and experience from his six (6) years as Managing Member of the business when it was a limited liability corporation prior to incorporation. The business model is geared to the public at large.  Joel Beetham historically tracked sales by job to determine the optimum hours of operation.  We operate daily from 7:00 a.m. to 4:00 p.m., Monday through Friday, Saturday 7:00 a.m. to 4:00 p.m. and on Sundays to accommodate client’s needs.

Mr. Beetham resigned his position with the Company on May 30, 2012 when he assigned all of his membership interest in the limited liability corporation to the individuals (the “assignees”) who are now shareholders. At the same time as the assignment, Mr. Beetham, then sole member of the LLC, also conferred membership status to the assignees after which all the assignees became members of the LLC and Mr. Beetham ceased to be a member.  On June 1, 2012, all the members of the LLC approved a plan of conversion converting the LLC into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc. (“TTB”).

Our Business

(1) Principal Services and Their Markets

We provide pressure washing for both residential and commercial properties to the general public.  We currently offer our services to clients and corporations needing the services we provide.

We make use of our own website www.top2bottompressurewashing.com to target the typical individual/company that may be in interested in our services in our target market area.  We began using advertising in local publications and found this approach to be ineffective.  Now, our advertising campaign consists primarily of the Internet and direct mail.

(2) Distribution Methods of Our Services

The primary delivery of our services is through phone contact or email to set up an onsite appointment for a quote on the job.  Dates are then scheduled with either the homeowner or property manager.  Our service crew arrives onsite according to the scheduled contract to perform the job.

Link to Table of Contents

Link to Financial Statements

Clients call in from one of our advertising sources or from referral.  Our President, Douglas P. Zolla is responsible for screening all calls and arranging appointments with clients.  On the scheduled date agreed upon between the client and Mr. Zolla, our service vehicle will arrive onsite to complete the scheduled job.  Payments vary; on larger contracts a deposit is required which is normally fifty (50%) percent with the balance due upon completion of job.  On smaller contracts, payment is due on receipt, or when the job is completed.

We are trying to modify our website to allow our clients to tentatively schedule online.  It is too early to assess if we will be able to construct this new method of scheduling.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique services that would make us stand above our competition. We do believe however that the quality of our work is what has allowed our business to remain viable.  Our new President believes that we can develop additional services that will be different from our competitors and will allow us to target a larger market segment.

(4) Our Competition

To compete effectively in our industry, a company must understand and then respond to the specific needs of the client. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional product offerings not provided by us. Many also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Since we are in a recessionary period our large competitors have chosen to advertise extremely low prices in an effort to gain sales.  Our former Manager, Joel Beetham chose not to compete on a price basis and continued an advertising campaign based on quality.  Our current President, Douglas P. Zolla, has extensive experience in the construction industry and the company has chosen to continue to compete by offering quality services and time sensitive services as the main selling points of our Company.  It is too early to be able to analyze the results of since new management has taken control.

(5) Sources and Availability of Raw Materials

We do not rely on the supply of any natural resources for our operations.

(6) Dependence on Limited Clients

We do not have any limitation on clients at this time.  Presently we are not soliciting business outside of the counties of Sarasota, Manatee and Charlotte in the State of Florida.  If we are able to expand our business we will expand our service area beyond these counties to cover a larger population base.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do own the domain name www.top2bottompressurewashing.com.  We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•

These agreements will not be breached;

•

We would have adequate remedies for any breach; or

•

Our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Services.

There are no federal or state approvals that are required for the specific services that we offer.

Link to Table of Contents

Link to Financial Statements

(9) Government Regulation

There are no federal or state regulations that require a special business license for our business however we are required to have a local business license as well as a sales tax exemption certificate.  We are not required as a company to maintain worker’s compensation insurance and pay into the Florida unemployment compensation fund since we are worker’s comp exempt.  When our new officers and directors begin to receive a salary we will then have to apply for Workers Compensation insurance and pay into the Florida unemployment compensation fund.

As a Florida corporation we must file an annual report with the Department of State in Florida.

(10) Research and Development during Our Last Two Fiscal Years

During the last two fiscal years we do not know of any specific research and development that took place.  Since the change in control on May 30, 2012 we have begun researching the development of different services to be offered.  The cost of our research and development of alternative services are limited and we do not feel the cost of developing additional services will have any significant impact on our profitability.

(11) Cost and Effects of Compliance with Environmental Laws

As a business we are not subject to federal, state or local environmental laws.  While we use certain non-lethal chemicals there are no requirements under local, State or Federal laws to comply with any Environmental Rules or Regulations.

(12) Our Employees

At May 30, 2012 there was one (1) full-time employee, our President, Douglas P. Zolla, who handles all the customer service for the Company which includes screening the calls, all scheduling and executes the work at the jobsite.  Mr. Zolla devotes   approximately 45-50 hours per week to Top To Bottom Pressure Washing, Inc. At the present time, Mr. Daniels, our current Secretary and Treasurer, devotes approximately 10-15 hours per week to the Company.  As the business increases, he will dedicate more of his time to our operations if and when necessary.

With unemployment in our area at all-time highs and given the current state of recession we do not anticipate a shortage of potential candidates to use as sales people or service workers.

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Link to Table of Contents

Link to Financial Statements

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

Link to Table of Contents

Link to Financial Statements

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Although we are a “blank check” company, we are an operating company that is seeking to expand operations when we believe the current economic downturn has eased. We have an operating history and have generated revenues in every period in which we have been operational. We have yet to undertake any expansion activity. We believe the economy is in the latter stages of an economic downturn and there is a reasonable likelihood that increased revenues can be derived from our business in the foreseeable future when our economy begins to improve.  If we are able to increase revenues there is no guarantee that we will be able to generate any profits.  We do not believe that our operation will require us to acquire additional capital that can provide the company cash for its operations over the next twelve (12) months.

Our Board of Directors believes that we cannot expand as an on-going business during the next twelve months if we continue in an economic downturn.  Management believes that it must follow a prudent strategy of keeping any profits in the company to avoid having to take on any debt.  Mr. Daniels has decided to forego any cash compensation until the Company believes that the economy has begun to change and our revenues increase accordingly.  Mr. Zolla is currently being compensated at the rate of an annual salary of $13,000 with monthly bonuses.

Our future financial success will be dependent on the success of our ability to generate more revenue through an aggressive direct marketing campaign targeting homeowners in our specific target market area. Any significant revenue increases may take years to complete and future cash flows, if any, are impossible to predict at this time.  Since we are in a highly competitive industry where the failure rate for small individual businesses is at an all-time high management is developing a business model that will concentrate on cost control with slow business development.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the periods ended March 31, 2013 (unaudited) and 2012 (audited).

Table 4.0 Revenues, Expenditures and Net Income

Period Ended:	Revenues	Expenses	Provision For Income Taxes	Net Income (Loss)
March 31, 2013	$ 12,945	$ 12,440	$ 0	$ 505
March 31, 2012	$ 17,090	$ 20,749	$ 0	$ (3,659)

Results of Operations for the Period Ended March 31, 2013

For the period ended March 31, 2013 our revenue decreased from the previous year by $4,145 from $17,090 in March 2012 to $12,945 in March 2013 which is approximately a 24% decrease.  We believe with the slow recovery of the economy and the recent terrorist attacks in the Northern United States there was a direct affect to our area, with several secondary homeownership.  Management believes with our new equipment and increased presence on the internet, along with the slight improvement in the economy we should begin to see an increase in the revenues in the next quarter.

Our expenses for the period ended March 31, 2013 continued to decrease from the previous year by approximately 40%.  We believe the decrease is based on several factors including the decrease in auto repairs and maintenance due to the new vehicle lease

Link to Table of Contents

Link to Financial Statements

and the new President working more independently on jobs, therefore affecting the payroll expenses. As well as the continued control of operating expenses.

Management believes that we will begin to see an improvement in the revenues of the company in the next quarter with the positive results occurring in the current marketplace, although there is no guarantee of this.

The following table shows our revenues, expenditures and net income for the years ended December 31, 2012, 2011 and 2010 (audited).

Table 5.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Net Income (Loss)
December 31, 2012	$ 54,165	$ 58,967	$ 0	$ (4,802)
December 31, 2011	$ 72,015	$ 72,523	$ 0	$ (508)
December 31, 2010	$ 80,362	$ 74,233	$ 0	$ 7,306)

Results of Operations for the Year Ended December 31, 2012

For the year ended December 31, 2012 our revenue decreased from the previous year by $17,850 from $72,015 in December 2011 to $54,165 in December 2012 which is a decrease of approximately 24%.  We believe the decrease is related to the slow recovery of the economy, the Presidential election and several national pressure washing companies now working in our area.  We believe that with an increase of web based marketing we should have an impact on the next year’s revenues.

Our expenses decreased by $13,556 to $58,967 for the year 2012 which is approximately 18.7% decrease.  We believe the decrease is due to the control of expenses by the new management, including no longer allowing personal expenses to be charged to the Company. New management shifted advertising dollars from direct mail pieces to web based advertising with a new website.  We believe this line item expenditure of advertising and promotions which shows a decrease of $5,424 or approximately ninety-one percent (91%) has had a significant impact on our increase in profitability.

Since the Company was originally formed as a limited liability company, the previous owner had included expenses that we deemed were of a personal nature.  Current management believes these personal expenses contributed to the higher company expenses in prior periods.  Our net loss for the year ended December 31, 2012 increased to $4,802 from $508 for the year ended December 31, 2012 which is an increase of $4,294 or approximately 846%.

Management has reviewed its operations to determine what it believes are the major economic factors that impacted our results of operations during the year ended December 31, 2012.  We believe that the lack of improvement in the overall economy was a primary factor in our decreased revenue; homeowners and small businesses that had more disposable income through the third quarter saw a decrease in the fourth quarter due to the shifting economy. Second, with the Presidential election and budgetary requirements within the Federal Government most homeowners chose to delay the maintenance of secondary homes.  With an increase in the Federal withholding taxes all working American’s saw a decrease by two percent (2%) in every paycheck which we believe is a factor with the Homestead property owners within our area.  Third, we believe that as a result of the weather tragedies that occurred in the last quarter of the year our seasonal homeowners dealt with the weather situation and property damages at their primary residences.

The Company was under the control of Mr. Joel Beetham, the founder and sole employee until May 30, 2012. When the present management took control on May 30, 2012, we believed a proactive management response to the changing economy needed to be implemented. Immediately upon control new management instituted strict cost control measures to reduce our operating expenses. We believe it is related to the slightly improving economy, our service personnel working increased hours and new managements control of expenditures.

Results of Operations for the Year Ended December 31, 2011

For the year ended December 31, 2011 our revenue saw an increase of $8,388 from $80,362 for the previous year ended December 31, 2010 or an increase of approximately 10%.  Our increase in revenue we believe is closely related to the slight growth in the national economy.  We believe that homeowners and businesses have begun to seek alternative methods of maintaining their properties through proactive methods of maintenance rather than repairs.  The micro economic outlook in our geographical location we believe is in line with the desire of homeowners and businesses seeking to maximize their return on the dollars they spend on maintaining their property.  This directly relates to the services offered by Top To Bottom Pressure Washing, Inc.  Our services in

Link to Table of Contents

Link to Financial Statements

pressure washing offered to maintain concrete, commercial curbing and homes and office buildings we believe offers consumers the ability to maximize their return on their maintenance and repair expenses.

We believe that the total number of clients as well as the average sale has increased.  In our industry sales are directly related to the performance of macroeconomic activity. While there was an increase from December 31, 2010 to December 31, 2011, management believes that the relationship of the small increase in revenue and net income it was related to the continued recession.  Our company believes that as the economy continues to improve we will see a further increase in both the number of clients as well as the size of our average sale.

Management’s comparison of the cost of goods sold from period to period shows an increase of approximately twenty-five percent (25%).  We attribute this increase to the pricing of the materials we utilize in our pressure washing solutions; our fuel expenses and the cost of our subcontractor expenses.  Our line item expenditure for depreciation saw a decrease of $3,137.00 or approximately forty-four percent (44%).  Our cost of insurance, auto expenses and meals and entertainment all saw decreases.  Our advertising and promotion increased $1,333 or approximately twenty-nine percent (29%).  These changes coupled with our increase in revenue of $8,388 or approximately ten percent (10%) provided the company with an increase in net income of $6,799.  This increase in net income of $6,799 reflects what we believe is a minimal increase in the overall economic activity.

The changes in our line item expenditures are directly attributable to what management believes are changes in the current state of the economy.

Property consists of equipment purchased for the production of revenues: Assets are depreciated over there useful lives when placed in service.  We have used the useful life depreciation method to provide consistency of accounting for depreciation in our financial statements.  The decrease in depreciation of $3,137 was due to the company’s method of depreciation using the useful life method.  Management believes that we will see a more constant rate of depreciation due to the fact that the useful life of our equipment has been maximized.

Liquidity & Capital Resources

Since inception the company has concentrated its efforts in pressure washing for both residential and commercial properties.  Management believed it could capitalize on the number of consumers who preferred using a professional company to pressure wash their properties. By utilizing professional equipment to do the job correctly and more cost efficiently, saving the consumer time and resources to complete the work that needed to be done.

Our internal liquidity is provided by our operations. Our total current assets exceed our current liabilities due to the fact that the current shareholders purchased the business without any financing and the current revenue is sufficient to pay all of the bills of the company without any borrowing or terms exceeding weekly payment for any expenses.

Management believes that in the year 2013 the Company will show a revenue increase and may show a profit however there is no guarantee that we will increase revenues or show a profit.  Management forecasts our profits to be minimal.   Management does believe that while revenues have decreased during the first quarter of 2013 as compared to the first quarter of 2012 our operations should be sustainable in the long-term of at least twelve (12) months due to the stability in our cash flow from sales of the company.  In the event the company needs additional funds, our management believes that a small business loan should be obtainable on reasonable terms due to the Company having no debt and owning all of the assets of the corporation free and clear of any encumbrances.   There is no guarantee that such a small business loan will be obtained or if there will be terms that will be suitable for the company.

In the event we are unable to generate sufficient funds to continue our business efforts, we will seek additional capital through a private placement of our common shares or debt financing.  If we are pursued by a larger company for a business combination we will analyze all strategies to continue the company and maintain or increase shareholder value.  Under these circumstances we would consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination for the purposes of continuing the business and maintaining or increasing shareholder value.  Management believes its responsibility to maintain shareholder value is of paramount importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

In the event cash flow was to tighten, management would consider additional paid in capital to ease our cash flow.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.  We set forth

Link to Table of Contents

Link to Financial Statements

above the circumstances under which this would occur, keeping in mind the fiduciary responsibility of management to maintain shareholder value.

DESCRIPTION OF PROPERTY

Our principal business address is at 6371 Business Blvd., Suite 200, Sarasota, FL  34240, which is a commercial building located near a major interstate.  We do not own the building but rent a furnished cubicle within the premises which is approximately 100 square feet individually.  We rent on a month to month basis with no lease required. The building is a double story brick building that is in satisfactory condition. We own our computer system, ancillary equipment, and office supplies and all of the related equipment purchased for use in a business.  The Company has no leased equipment for business purposes.  All office fixtures and equipment are owned without any liens or encumbrances.  All equipment is fully depreciated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.

AUDIT COMMITTEE

We currently have no independent directors on our board; therefore, our audit committee is not comprised of any independent directors. At this time, we rely on our Secretary/Treasurer/Chairman of the Board, Michael J. Daniels, for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Daniels as both our Company Secretary/Treasurer/Chairman of the Board and our audit committee financial expert is not detrimental to the Company. Mr. Daniels has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Daniels has gained this experience through his experience with public reporting companies as well as coordinating financial statements with various C.P.A.’s.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, we may or may not apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such a decision is made and an application is accepted and trading of our stock on the FINRA OTC Bulletin Board begins shareholders who wish to sell their shares will have to sell their shares at the fixed price of $0.10 per share.  In the event the stock is listed on the OTCBB or other exchange, the selling security holders may sell at the prevailing market price or at privately negotiated prices.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

Link to Table of Contents

Link to Financial Statements

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty (30) stockholders of record of our common stock as of May 30, 2013

EXECUTIVE COMPENSATION

At the present time Mr. Daniels has forgone and cash or stock compensation for his services.  Mr. Daniels believes it prudent to keep the earnings in the company to continue operations.  If and when our revenues and earnings allow for compensation, Mr. Daniels will collect a salary of $26,000 per year, which will be adjusted annually according to their performance and the performance of the company.  Mr. Zolla is currently being compensated at the rate of an annual salary of $13,000 with monthly bonuses. Mr. Zolla is receiving a salary as he is working with the service crew, performing the same functions as the other members of the crew.  When the Company believes it has the appropriate earnings Mr. Zolla’s salary will be increased to $26,000 annually.

Revenues and earnings, as well as sufficient cash flow, must be considered when determining when Mr. Daniels salary and Mr. Zolla’s salary increase may be available to our Officers and Directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Mr. Daniels and bonuses for Mr. Zolla.  The amount of compensation to one or both Officers will be no more than net profits will allow.

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary/Treasurer, and the most highly compensated employee and/or executive Officer who served at the end of the fiscal years December 31, 2012, 2011, and 2010 and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2011 and 2010, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officer."

Table 6.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Joel Beetham[1], prior sole member	2012	11,579	-0-	-0	-0-	-0-	-0-	-0-	11,579
	2011	13.251	-0-	-0-	-0-	-0-	-0-	-0-	13,251
	2010	7,658	-0-	-0-	-0-	-0-	-0-	-0-	7,658
Douglas P Zolla[2]	2012	6,000	2,150	-0-	-0-	-0-	-0-	-0-	8,150
Michael J Daniels[3]	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Mr. Beetham. Nor are there any agreements for compensation in the future. Mr. Beetham sold all of his interest in the Company and resigned from all of his positions.

[2] There is no employment contract with Mr. Zolla.  Nor are there any agreements for the compensation in the future.

[3] There is no employment contract with Mr. Daniels.  Nor are there any agreements for the compensation in the future.

Link to Table of Contents

Link to Financial Statements

Table 7.0 Outstanding equity awards for 2012 and 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joel Beetham, prior sole member	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Douglas P Zolla	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J Daniels	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.  For the prior years 2011 and 2010 the company was a limited liability company, thus, there were no directors.  As the LLC’s sole member during these periods, the cash compensation for Mr. Beetham is disclosed in Table 5.0 above.

Table 8.0 Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Joel Beetham	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Douglas P Zolla	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J Daniels	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

Prior to June 1, 2012, the Company was a LLC and had no directors.  In the interest of full disclosure, we are treating the prior sole member of the LLC as a Director. Accordingly, as of December 31, 2011, our director received no compensation. Pursuant to our By Laws which were adopted after conversion to a corporation in June 1, 2013, our directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Michael J. Daniels, Chairman and Douglas P. Zolla, Director.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees other than the Audit Committee.

Link to Table of Contents

Link to Financial Statements

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that since our new management took control on May 30, 2012, our disclosure controls and procedures, developed by our new Chairman/Secretary/Treasurer, Michael J. Daniels, are in keeping with the intent of the regulations.  Mr. Daniels and the full Board of Directors find the Company’s disclosure controls and procedures meet the requirements.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our Company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive Officer and principal financial Officer, as appropriate, regarding timely disclosure.  There were no disclosure requirements for 2011 and 2010 except for income tax reporting.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/Secretary/Treasurer, Michael J. Daniels, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors found no weaknesses in the controls that were established for 2010 and 2011 and through May 30, 2012 when new management assumed control of the company. As of this filing, our Chairman/Secretary/Treasurer, Michael J. Daniels, believes that our Company will be able to provide timely and accurate reports and keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be additional changes in our internal control over financial reporting, these changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of June 1, 2012 that applies to our principal executive officer, principal financial office, and principal accounting Officers well as our employees.   Our complete Code of Ethics is included in this registration statement as an exhibit and is available for viewing on our website, www.top2bottompressurewashing.com.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that an issuer files with, or submits to, the Commission and in other public communications made by our Company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the Officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

Link to Table of Contents

Link to Financial Statements

EXPERTS

Certain of the financial statements of Top To Bottom Pressure Washing, Inc., Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by DKM Certified Public Accountants, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 2, 2012, we engaged Drake & Klein CPA’s, now known as DKM Certified Public Accountants, as our independent auditors. They are our first auditors and we have had no disagreements with DKM Certified Public Accountants. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

On December 17, 2012, the audit firm of Drake & Klein CPAs changed its name to DKM Certified Public Accountants.  The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Top To Bottom Pressure Washing, Inc., by Harrison Law, P.A., 8955 US Highway 301 N. #203 Parrish FL 34219.  The spousal relationship between our Secretary/Treasurer/Chairman of the Board Michael J. Daniels and Diane J. Harrison, the President of Harrison Law, P.A. does not create a conflict of interest.  Harrison Law, P.A. as an independent law firm that provides the opinion regarding the validity of the shares of the Company being registered.

CONFLICT OF INTERESTS

The Secretary/Treasurer of our Company, Michael J. Daniels is the husband of the principal in the firm of Harrison Law, P.A.  This firm is providing the opinion as to the validity of our shares.  The Company has not retained Harrison Law, P.A.as general counsel. Ms. Harrison does not represent Mr. Daniels or any other shareholder in any legal matters.  Accordingly, there is no conflict of interest.

WHERE YOU CAN FIND FURTHER INFORMATION

Top To Bottom Pressure Washing, Inc., will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Top To Bottom Pressure Washing, Inc. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. For further information with respect to Top To Bottom Pressure Washing, Inc., and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such service fleets upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete within the Form S-1 and, in each instance, reference is made to the copy of such contract or document filed as an additional exhibit to the registration statement filed with the Securities and Exchange Commission, each such statement being qualified in all respects by such reference.

Link to Table of Contents

Link to Financial Statements

Link to Table of Contents

Link to Financial Statements

2451 N. McMullen Booth Road, Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

AUDIT REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Top To Bottom Pressure Washing, Inc.

We have audited the accompanying balance sheets of Top To Bottom Pressure Washing, Inc.as of December 31, 2012 and 2011, and the related statements of income, stockholders’ equity, and cash flow for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Top To Bottom Pressure Washing, Inc. as from December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Formerly Drake & Klein CPAs

Clearwater, FL

March 19, 2013

Link to Table of Contents

Link to Financial Statements

TOP TO BOTTOM PRESSURE WASHING, INC.

Balance Sheets

For the Years Ended December 2012 and 2011 (audited)

	As of December 31
	2012 (audited)	2011 (audited)
ASSETS

Current Assets:
Cash and Cash Equivalents	7,121	4,606
Accounts Receivable	2,150	-
Other Current Assets	374	-
Total Current Assets	9,645	4,606
Equipment, net of Accumulated Depreciation	2,105	1,600
Total Assets:	$ 11,750	$ 6,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	262	-
Payroll Liabilities	84	-
Related party loan	10,000	-

Total Current Liabilities	10,346	-
Total Liabilities	10,346	-

Stockholders' Equity:
Common Stock; 1,000,000 000 authorized; $.01 per share par value; 5,900,000 shares issued outstanding, respectively	59,000	59,000
Paid in Capital	(21,517)	(21,517)
Retained Earnings (Accumulated Deficit)	(36,079)	(31,277)
Total Stockholder’s Equity (Deficit)	1,404	6,206
Total Liabilities and Stockholders' Equity (Deficit)	$ 11,750	$ 6,206

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

 TOP TO BOTTOM PRESSURE WASHING, INC.

Statements of Operations

For the Years Ended December 2012 and 2011 (audited)

	As of December 31,
	2012	2011
Revenue:
Income	78,775	88,751
Direct costs	24,610	16,736
Gross Profit	54,165	72,015

Operating Expenses:
General and Administrative	58,536	68,587
Depreciation Expenses	431	3,936
Total Operating Expenses	58,967	72,523

Net Loss from Operations	(4,802)	(508)

Income Taxes	-	-

Net Loss	$ (4,802)	$ (508)

Basic and Diluted loss per share	$ 0.00	$ 0.00

Weighted average number of shares outstanding	5,900,000	5,900,000

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

TOP TO BOTTOM PRESSURE WASHING, INC.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 2012 and 2011 (audited)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares	Amount

Balance as of December 31, 2009	118	$118	$35,365	(23,463)	$12,020
Share conversion 50,000:1, authorized June 1, 2012*
Share Conversion: old shares	(118)	(118)	118	-	-
Share Conversion: Issue new shares	5,900,000	59,000	(59,000)	-	-
Balance at December 31, 2009 as reinstated for Share Conversion	5,900,000	$59,000	$(23,517)	(23,463)	$12,020

Net Income				(7,306)	(7,306)
Balance at December 31, 2010	5,900,000	$59,000	$(23,517)	(30,769)	$4,714

Contribution of trailer			2,000		2,000

Net Income	-	-		(508)	(508)

Balance at December 31, 2011	5,900,000	$59,000	$(21,517)	(31,277)	$6,206

Net Income				(4,802)	(4,802)
Balance, December 31, 2012	5,900,000	$59,000	$(21,517)	(36,079)	$1,404

*A share conversion from limited liability company shares to corporation shares was authorized on June 1, 2012 was retroactively applied to all years presented

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

 TOP TO BOTTOM PRESSURE WASHING, INC.

Statements Cash Flows

For the Years Ended December 2012 and 2011 (audited)

	As of December 31,
	2012	2011
Cash Flows from Operating Activities:
Net Income (loss)	$ (4,802)	$ (508)
Adjustments to reconcile Net Income (loss) to net cash provided by operations:
Depreciation expense	431	3,936
Changes in assets and liabilities:
Accounts Receivable	(2,150)	-
Utility Deposits	(374)	-
Accounts payable	262	-
Payroll Liabilities	84	-
Net Cash Flows Provided (Used) by Operating Activities	(6,549)	3,428

Purchase of equipment	(936)

Cash Flows from Financing
Loan from related party	10,000

Net increase (decrease) in cash and cash equivalents	2,515	3,428

Cash and Cash equivalents, beginning of period	4,606	1,178,
Cash and Cash equivalents – End of period	$ 7,121	$ 4,606

Supplemental Cash Flow Information
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non-cash Disclosures
Contribution of trailer	-	$ 2,000

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Years Ended December 2012 and 2011 (audited)

NOTE 1.  NATURE OF BUSINESS

ORGANIZATION

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc. (“TTB”).  The company is a pressure washing company has engaged in the operation of a pressure washing for both residential and commercial properties.

The company has a single location in Sarasota, Florida where it wishes to increase market share.  The company faces competition from local and nationally recognized firms in the areas of personnel experience, capitalization, and reputation.  The company has therefore concentrated its efforts on cost containment, customer relationships, and targeted advertising campaigns.

The Company is headquartered Sarasota, Florida.  The elected year end is December 31.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the year ended December 31, 2012 and December 31, 2011; (b) the financial position at December 31, 2012 and December 31, 2011 and (c) cash flows for the nine months ended December 31, 2012 and December 31, 2011 have been made.

CASH and CASH EQUIVALENTS

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at December 31, 2012 and 2011.

LONG-LIVED ASSETS

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable.

The Company recognizes a sale when the service has been completed at which time the risk of loss has passed to the customer, collection of the resulting receivable is reasonably assured, persuasive evidence of an arrangement exists, and the fee is fixed or determinable.  If we determine that the fee is not fixed or determinable, we recognize revenue to the extent of which substantial work has been performed, at which time the fee becomes due, provided that all other revenue recognition criteria have been met.

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Years Ended December 2012 and 2011 (audited)

 (continued)

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs were incurred for the years ending December 31, 2012 and 2011.

RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2012 through the date these financial statements were issued.

NOTE 3.  ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers in the ordinary course of business.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.  At December 31, 2012, there was no allowance for doubtful accounts recorded.

NOTE 4.  PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues: Assets are depreciated over there useful lives when placed in service.  Property and equipment at December 31, 2012 and 2011 were as follows:

	December 31, 2012	December 31, 2011
Equipment	$20,365	$20,365
Vehicles	17,936	17,000
	38,301	37,365
Less accumulated depreciation	(36,196)	(35,765)
	$2,105	$1,600

Depreciation expense for the years ended December 31, 2012 and 2011 was $431 and $3,936, respectively.

NOTE 5.  INCOME TAXES

Prior to June 1, 2012, the Company reported its earnings under the Subchapter S-Corporation election and thereby all taxable income is passed-thru to the shareholders and is taxed at the shareholder’s ordinary tax rate.

Temporary differences resulting from accelerated depreciation methods utilized for tax verses straight-line method used for GAAP financial reporting, as well as other temporary tax differences resulting from allowable tax accounting applications are considered immaterial and therefore no deferred tax asset or liability has been recognized in the periods presented.  An allowance against the tax benefit of any net operating loss would be recorded until a pattern of regular net income was established.  During the year ended December 31, 2012, the valuation allowance increased $4,802.

We follow applicable FASB Codification regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

As of December 31, 2012, tax years 2012, 2011, and 2010 remain open for IRS audit. The Company received no notice of audit from the IRS for any of the open tax years.

The provision (benefit) for income taxes for the years ended December 31, 2012 and 2011 by applying the statutory income tax rate of 34% was as follows:

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Years Ended December 2012 and 2011 (audited)

 (continued)

	December 31, 2012	December 31, 2011
Deferred tax asset attributable to:
Current operations	$1,633	$173
Less: Valuation allowance	(1,633)	(173)
Net refundable amount	$-	$-

The composition of the Company’s deferred tax assets as at December 31, 2012 and December 31, 2011 is as follows:

	December 31, 2012	December 31, 2011
Deferred tax assets:
Net operating loss carry forward	$36,079	$31,277
Less: Valuation allowance	(36,079)	(31,277)
Total deferred tax asset	$-	$-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at December 31, 2012, the Company had estimated non-capital losses for tax purposes of $36,079, which may be carried forward to offset future years’ taxable income. These losses will expire as follows:

Year of Expiry	Taxable Losses
2029	23,463
2030	7,306
2031	508
2032	4,802
$36,079

NOTE 6.  COMMITMENTS AND CONTINGENCIES

RELATED PARTY

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

The Company does not have employment contracts with its key employees, including the officers of the Company.

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Years Ended December 2012 and 2011 (audited)

 (continued)

LEASES AND FACILITY

The Company leases its facilities on a month-to-month basis.

PRODUCT WARRANTIES

The Company has no history of warranty costs and expenditures.

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7. SUBSEQUENT EVENTS

On May 30, 2012 the Company was purchased by unrelated parties and a change in ownership control occurred.

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On May 30, 2012, Joel Beetham, the sole member of the LLC, assigned all of his membership interest in the limited liability corporation to the individuals (the “assignees”) who are now shareholders. At the same time as the assignment, Mr. Beetham also conferred membership status to the assignees after which all the assignees became members of the LLC and Mr. Beetham ceased to be a member.  On June 1, 2012, all the members of the LLC approved a plan of conversion converting the LLC into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc. (“TTB”).  The Management of the Company’s daily operations has been maintained through this transition and there has been no significant change to the operations.

At the acquisition of the Company by corporate entity any tax benefit from a net operating loss carryover would be severely limited.

Management has evaluated subsequent events through March 19, 2013, the date the financial statements were available to be issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Link to Table of Contents

Link to Financial Statements

Link to Table of Contents

Link to Financial Statements

2451 N. McMullen Booth Road, Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REVIEW REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Top To Bottom Pressure Washing, Inc.

We have reviewed the accompanying balance sheet of Top To Bottom Pressure Washing, Inc. as of March 31, 2013, and the related statements of operations and stockholders’ equity, and cash flows for the three-months ended March 31, 2013 and 2012. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

May 30, 2013

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Balance Sheets

March 31, 2013 and December 31, 2012

	March 31, 2013 (unaudited)	December 31, 2012 (audited)
ASSETS

Current Assets:
Cash and Cash Equivalents	7,502	7,121
Accounts Receivable	1,722	2,150
Other Current Assets	5,198	374
Total Current Assets	14,422	9,645
Equipment, net of Accumulated Depreciation	1,958	2,105
Total Assets:	16,380	11,750

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable	65	262
Payroll Liabilities	406	84
Related party loan	10,000	10,000

Total Current Liabilities	10,471	10,346
Total Liabilities	10,471	10,346

Stockholders' Equity:
Common Stock; 1,000,000 000 authorized; $.01 per share par value; 5,900,000 shares issued outstanding, respectively	59,000	59,000
Common Stock Subscribed $.01 per share par value	4,000	-
Paid in Capital	(21,517)	(21,517)
Retained Earnings (Accumulated Deficit)	(35,574)	(36,079)
Total Equity (Deficit)	5,909	1,404
Total Liabilities and Stockholders' Equity (Deficit)	16,380	11,750

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

TOP TO BOTTOM PRESSURE WASHING, INC.

Statements of Operations

For the Period Ended March 2013 and 2012 (unaudited)

	March 31,
	2013	2012
Revenue:
Income	13,475	23,032
Direct costs	6,130	5,942
Gross Profit	7,345	17,090

Operating Expenses:
General and Administrative	12,293	20,649
Depreciation Expenses	147	100
Total Operating Expenses	12,440	20,749

Net Loss from Operations	(5,095)	(3,659)

Other Income: Gain on Trade-in vehicle	5,600	-

Net Income (Loss)	505	(3,659)

Basic and Diluted earnings (loss) per share	$ 0.00	$(0.00)

Weighted average number of shares – basic	5,900,000	5,900,000
Weighted average number of shares - diluted	6,264,444	5,900,000

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

TOP TO BOTTOM PRESSURE WASHING, INC.

Statement of Changes in Stockholders’ Equity

For the Period Ended March 31, 2013 (unaudited)

	Common Stock		Common Stock	Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares	Amount	Subscribed

Balance, December 31, 2012	5,900,000	$59,000	$-	$(21,517)	(36,079)	$1,404
Net Income	-	-			505	505
Common stock subscribed			4,000			4,000
Balance at March 31, 2013	5,900,000	$59,000	$4,000	$(21,517)	(35,574)	$5,909

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

TOP TO BOTTOM PRESSURE WASHING, INC.

Statements Cash Flows

For the Period Ended March 2013and 2012 (unaudited)

	As of March 2013,
	2013	2012
Cash Flows from Operating Activities:
Net Income (loss)	$ 505	$ (3,659)
Adjustments to reconcile Net Income (loss) to net cash used by operations:
Depreciation expense	147	100
Gain on trade-in of vehicle used for prepayment of vehicle lease	(5,600)	-
Changes in operating assets and liabilities:
Prepaid and other current assets	776	-
Accounts Receivable	428	-

Accounts payable	(197)	-
Payroll Liabilities	322	-
Net Cash Flows Used by Operating Activities	(3,619)	(3,559)

Cash Flows from Financing Activities:
Proceeds from common stock subscribed	4,000	-

Net increase (decrease) in cash and cash equivalents	381	(3,559)

Cash and Cash equivalents, beginning of period	7,121	4,606
Cash and Cash equivalents – End of period	7,502	1,047

Supplemental Cash Flow Information
Cash paid for interest
Cash paid for taxes

The accompanying notes are an integral part of these statements.

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Period Ended March 31, 2013

NOTE 1.  NATURE OF BUSINESS

ORGANIZATION

Top To Bottom Pressure Washing, LLC was formed as a Limited Liability Company effective on May 26, 2006 under the Laws of the State of Florida.  On June 1, 2012 the Company was converted into a Florida Profit Corporation with the name of the Top To Bottom Pressure Washing, Inc. (“TTB”).  The company is a pressure washing company has engaged in the operation of a pressure washing for both residential and commercial properties.

The company has a single location in Sarasota, Florida where it wishes to increase market share.  The company faces competition from local and nationally recognized firms in the areas of personnel experience, capitalization, and reputation.  The company has therefore concentrated its efforts on cost containment, customer relationships, and targeted advertising campaigns.

The Company is headquartered Sarasota, Florida.  The elected year end is December 31.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results of operations have been included in the accompanying unaudited condensed consolidated financial statements. Operating results for the three-month period ended March 31, 2013, are not necessarily indicative of the results to be expected for other interim periods or for the full year then ended December 31, 2013. These unaudited condensed financial statements should be read in conjunction with the financial statements and accompanying notes thereto included in the financial statements for the year ended December 31, 2012.

CASH and CASH EQUIVALENTS

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at March 31, 2013 and December 31, 2012.

LONG-LIVED ASSETS

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable.

The Company recognizes a sale when the service has been completed at which time the risk of loss has passed to the customer, collection of the resulting receivable is reasonably assured, persuasive evidence of an arrangement exists, and the fee is fixed or determinable.  If we determine that the fee is not fixed or determinable, we recognize revenue to the extent of which substantial work

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Period Ended March 31, 2013

(Continued)

REVENUE RECOGNITION (Continued)

has been performed, at which time the fee becomes due, provided that all other revenue recognition criteria have been met.

ADVERTISING

Advertising costs are expensed as incurred.  No advertising costs were incurred for the period ended March 31, 2013 and the year ended December 31, 2012.

EARNINGS PER SHARE

The Company computes net income per share in accordance with ASC 260, "Earnings The Company computes net income per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS includes the effects of common stock subscribed. Basic and diluted earnings per share have been computed as follows:

	March 31, 2013	December 31, 2012
Numerator for earnings per share - net income (loss)	$505	$(3,659)

Denominator:
Denominator for basic earnings per share – weighted
average shares outstanding	5,900,000	5,900,000
Effect of dilutive securities:
Common stock subscribed-weighted average shares	364,444	-
Denominator for diluted earnings per share	6,264,444	5,900,000

Earnings (loss) per share - basic	$0.00	$(0.00)
Earnings (loss) per share - diluted	$0.00	$(0.00)

RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to March 31, 2013 through the date these financial statements were issued.

NOTE 3.  ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers in the ordinary course of business.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.  At March 31, 2013 and December 31, 2012, there was no allowance for doubtful accounts recorded.

Link to Table of Contents

Link to Financial Statements

Top To Bottom Pressure Washing, Inc.

Notes to Financial Statements

For the Period Ended March 31, 2013

(Continued)

NOTE 4.  PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues: Assets are depreciated over there useful lives when placed in service.  Property and equipment at March 31, 2013 and December 31, 2012 were as follows:

	March 31, 2013	December 31, 2012
Vehicles	$17,936	$42,066
	17,936	42,066
Less accumulated depreciation	(15,978)	(39,961)
	$1,958	$2,105

Depreciation expense for the periods ended March 31, 2013 and 2012 was $147 and $100, respectively.

During the three months ended March 31, 2013, the Company traded in a vehicle as part of a lease agreement. The vehicle trade-in resulted in a gain of $5,600. An amount totaling $5,644, which includes the trade-in allowance of $5,600, was due at the lease signing and will be amortized into lease expense over the term of the lease. A total of $446 was amortized into lease expense during the three months ended March 31, 2013.

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued.  Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Link to Table of Contents

Link to Financial Statements

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Top To Bottom Pressure Washing, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$19.10
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$1,000.00
Accounting Fees and Expenses	$9,500.00
Legal Fees and Expenses	$1,000.00
Transfer Agent's Fees and Expenses	$500.00
Miscellaneous	$1,000.00
Total	$13,019.10

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14   Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a Director, Officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of Top To Bottom Pressure Washing, Inc.’s, common stock, by the company, without registration during the last three years.

II-1

Link to Table of Contents

Link to Financial Statements

Item 16.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Amendment to Articles of Incorporation
3.3*	By-Laws
5*	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
10.1	Escrow Agreement
15.1	Letter re: unaudited interim financial information
14*	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by DKM Certified Public Accountants
23.2*	Consent of Experts and Counsel: Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5
*Exhibit previously filed

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale

II-2

Link to Table of Contents

Link to Financial Statements

prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that  a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, Florida, on June 21, 2013.

(Registrant) TOP TO BOTTOM PRESSURE WASHING, INC.

By: /s/ Michael J. Daniels
Michael J. Daniels
Secretary/Treasurer/Director/Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ MICHAEL J. DANIELS	Secretary, Treasurer, Director/Chairman, Principal Financial Officer, Principal Accounting Officer	June 21, 2013
Michael J. Daniels

/s/ DOUGLAS P. ZOLLA	President	June 21, 2013
Douglas P. Zolla

II-3